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                                                                    EXHIBIT 10.1

                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement (this "Amendment"), dated effective as of March 1, 2001, is entered into by and between Duke Energy Field Services, LP, a Delaware limited partnership ("DEFS") and Michael J. Panatier ("Executive").

     WHEREAS, Executive and DEFS (formerly known as Duke Energy Field Services Assets, LLC) entered into that certain Employment Agreement dated April 1, 2000 (the "Employment Agreement") (capitalized terms used but not defined herein shall have the meaning given thereto in the Employment Agreement), and subsequently entered into the First Amendment to Employment Agreement dated June 28, 2000; and

     WHEREAS, at Executive's request, Executive's employment with DEFS will terminate effective March 31, 2001; and

     WHEREAS, as a result of such termination of employment, Executive and DEFS desire to further amend the Employment Agreement, which amendment is intended to describe the terms of all final payments and other obligations between Executive and DEFS and represents the entire agreement of the parties with respect to the Employment Agreement;

     NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from the Employment Agreement as amended by this Amendment and the First Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Amendment to Employment Agreement. The Employment Agreement is hereby amended as follows:

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     (a) Section 3 of the Employment Agreement is amended by inserting, "one (1)
year" to replace the words "two (2) years" in the first sentence thereof.

     (b) Section 5 of the Employment Agreement is amended by inserting the sentence, "No subsequent award will be granted following the annual bonus award which was paid February 9, 2001. ", after the third sentence thereof.

     (c) Section 6 of the Employment Agreement is amended and restated to read as follows:

          6. Long Term Incentive. As of May 26, 2000, Executive shall be granted a right to receive a cash award of $844,800.00 (the "Cash Award"). The Cash Award, plus accrued but unpaid interest, shall be payable on April 1, 2001 (the "Vesting Date"), and shall be subject to applicable state and federal income tax and social security tax withholding requirements. The Cash Award shall earn simple interest from the grant date to the date of payment at a rate of six percent (6%) per annum, which the parties agree shall be $43,188.95. If Executive violates any restrictive covenants as provided in Sections 9 or 10 of this Agreement, during the term of employment specified in Section 3 of the Agreement, or within a six-month period following termination of employment for any reason, Executive will repay to DEFS the Cash Award granted under this Section 6, including all interest paid, in its entirety.

     (d) Section 7 of the Employment Agreement is amended and restated to read as follows:

          7. Retention Award. As of May 26, 2000, Executive shall be granted a right to receive a retention cash award of $960,000.00 (the "Retention Award"). The Retention Award and interest earned thereon

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     shall be payable on April 1, 2001, and shall be subject to applicable state and federal income tax and social security tax withholding requirements.
     The Retention Award shall earn simple interest from the grant date to the payment date at a rate of six percent (6%) per annum, which the parties agree shall be $49,078.36. If Executive violates any restrictive covenants as provided in Sections 9 or 10 of this Agreement, during the term of employment specified in Section 3 of this Agreement or within a six-month period following termination of employment for any reason, Executive will repay to DEFS the Retention Award granted under this Section 7, including all interest paid, in its entirety.

(e) Section 11 of the Employment Agreement is amended and restated to read as follows:

     11. Consultation Services. In exchange for the consideration to be paid pursuant to this Amendment, and to contribute to the continued effectiveness of DEFS, including the effectiveness of its discussions with potential investors in DEFS, Executive shall provide up to 10 days of consultation services during the period of six (6) months following the termination of Executive's employment.

(f) Section 12 of the Employment Agreement is amended and restated to read as follows:

     12. Complete Agreement. The parties agree that the Retention Award and Cash Award shall constitute all payments due Executive upon termination of his employment, and Executive shall not be entitled to any further payments, benefits or compensation from DEFS, including payments related to accrued annual bonus awards, vacation, sick pay, stock awards, health or welfare benefits or any other form of compensation.

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     (g)  Section 13 of the Employment Agreement is hereby deleted and Executive and DEFS agree that no obligations or payments which are described in Sections 13 shall be owing or due.

     4. Ratification. Except as amended hereby and by the First Amendment, the Employment Agreement shall remain in full force and effect as previously executed by the parties, and the parties hereby ratify the Employment Agreement as amended hereby.

     5. Waiver of Breach. The waiver by any party to a breach of any provision in this Amendment cannot operate or be construed as a waiver of any subsequent breach by a party.

     6. Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, and this Amendment shall be construed in all respects as if the invalid or unenforceable provision were omitted.

     7. Entire Agreement. Except as otherwise provided herein, this Amendment and the Employment Agreement contain the entire understanding of the parties as to the employment of Executive, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions set forth or referred to herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

     8. Governing Law. This Amendment shall be interpreted, construed and governed according to the laws of the State of Colorado, without reference to conflicts of law principles thereof.

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     9. Dispute Resolution. In the event any dispute arises concerning the provisions of this Amendment, the parties agree that such dispute shall be resolved in accordance with the Employment Dispute Resolution procedures of the American Arbitration Association and that any arbitration pursuant to such procedures shall be held in Denver, Colorado.

     10. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within Denver, Colorado or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Amendment.

     11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Amendment nor any rights hereunder shall be assignable by Executive.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 15th day of March, 2001.

                                       DUKE ENERGY FIELD SERVICES, LP

                                       By: /s/ Jim W. Mogg
                                           --------------------------------
                                           Jim W. Mogg
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                       EXECUTIVE

                                       By: /s/ Michael J. Panatier
                                           --------------------------------
                                           Michael J. Panatier

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